United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

Commission File Number 1-12803
URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. (the "Company") held on March 21, 2013, the stockholders approved an amendment to the Company's Amended and Restated Restricted Stock Award Plan (the "Plan") increasing by 600,000 shares of common stock the maximum number of shares available for issuance under the Plan.  As amended, the Plan permits the Company's Compensation Committee to issue up to 3,750,000 common shares, of which 350,000 shares are Class A Common Stock, 350,000 shares are Common Stock and 3,050,000 shares, at the discretion of the Compensation Committee, may be any combination of Class A Common Stock or Common Stock.

The principal purpose of the Plan is to promote the long-term growth of the Company by attracting, retaining, and motivating Directors and key management personnel possessing outstanding ability and to further align the interests of such personnel with those of the Company's stockholders through stock ownership opportunities. Pursuant to the Plan, Directors and management personnel of the Company, selected by the Compensation Committee, may be issued restricted stock awards.

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Annual Meeting of Stockholders of the Company held on March 21, 2013, the stockholders approved amendments to the Company's Charter (i) increasing the number of authorized shares of stock that the Company has authority to issue from 100,000,000 shares to 200,000,000 shares, (ii) permitting the Board of Directors to make changes in the number of authorized shares of stock without additional approval from stockholders, and (iii) reducing the percentage required for approval of certain stockholder votes from two-thirds to a majority.

The amendments to the Charter became effective on March 22, 2013 upon the filing of Articles of Amendment with the State Department of Assessments and Taxation of the State of Maryland.  A copy of the Articles of Amendment so filed is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07                          Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of the Company held on March 21, 2013, stockholders were asked to vote on the following matters:

1.	Election of Directors Election of one Director (Class III) to serve for two years:

	Director	For	Withheld	Broker Non-votes
	Catherine U. Biddle	8,439,499	69,158	1,112,612

	and

	Election of three Directors (Class I) to serve for three years:

	Director	For	Withheld	Broker Non-votes
	Wiling L. Biddle	8,117,279	391,378	1,112,612
	E. Virgil Conway	8,140,777	367,880	1,112,612
	Robert J. Mueller	8,145,156	363,502	1,112,612

2.	Ratification of the appointment of PKF O'Connor Davies, A Division of O'Connor Davies, LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2013.

	For	Against	Abstain	Broker Non-votes
	9,593,947	19,452	7,870	0

3.	Amendment to the Company's Charter to increase the number of authorized shares of stock.

	For	Against	Abstain	Broker Non-votes
	7,380,180	1,120,789	7,688	1,112,612

4.	Amendment to the Company's Charter to permit the Board of Directors to make changes in the number of authorized shares of stock without additional approval from stockholders.

	For	Against	Abstain	Broker Non-votes
	7,230,347	1,270,628	7,682	1,112,612

5.	Amendment to the Company's Charter to reduce the percentage required for approval of certain stockholder votes from two-thirds to a majority.

	For	Against	Abstain	Broker Non-votes
	7,864,515	632,363	11,780	1,112,612

6.	Amendment to the Company's Restricted Stock Award Plan.

	For	Against	Abstain	Broker Non-votes
	7,953,211	539,938	15,508	1,112,612

Catherine U. Biddle was elected to serve among the Company's Class III Directors until the 2015 Annual Meeting of stockholders.  Mrs. Biddle currently serves as Vice President, Corporate Secretary and a Director of Urstadt Property Company, Inc., a real estate investment company unrelated to Urstadt Biddle Properties Inc.  A copy of the press release announcing Mrs. Biddle's election to the Board is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable.
(d)	The following exhibits are filed as part of this report:
(i) Articles of Amendment dated March 21, 2013 to the Company's Articles of Incorporation are filed as Exhibit 99.1.
(ii) Press release dated March 21, 2013 is filed as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 22, 2013	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Articles of Amendment dated March 21, 2013 to the Company's Articles of Incorporation, as filed with the State Department of Assessments and Taxation of the State of Maryland

99.2	Press Release dated March 21, 2013